DAVIS, GRAHAM & STUBBS LLP            EXHIBIT 10
                    A Limited Liability Partnership
                           Attorneys at Law
                              Suite 4700
                        370 Seventeenth Street
                        Denver, Colorado 80202
                        Telephone 303-892-9400
                        Facsimile 303-893-1379

                           December 23, 1996

Berger One Hundred and One Fund, Inc.
210 University Blvd. #900
Denver, Colorado 80206

          Re:  Public Offering of Capital Stock

Ladies and Gentlemen:

          We have acted as counsel for Berger One Hundred and One Fund, Inc. (the "Fund") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement (File No. 2-25383) under the Securities Act of 1933 on
Form N-1A, and amendments thereto, with respect to the offer and sale of shares of Capital Stock ($0.01 par value) of the Fund (the "Capital Stock"), including the shares registered pursuant to Post-Effective Amendment No. 44, as corrected by Post-Effective Amendment No. 45, registering an additional 5,081,864 shares of Capital Stock pursuant to such Registration Statement, as amended.

          We have examined the Fund's Articles of Incorporation and Bylaws, as amended, the proceedings of its Board of Directors relating to the authorization, issuance and proposed sale of the Capital Stock and such other records and documents as we have deemed relevant.
Based upon such examination, it is our opinion that upon the issuance and sale of the 5,081,864 shares of Capital Stock of the Fund in the manner contemplated by the aforesaid Registration Statement, as amended, such shares will be validly issued, fully paid and nonassessable outstanding shares of Capital Stock of the Fund.

          We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement, as amended.

          This opinion supersedes and replaces in its entirety our opinion dated October 30, 1996, addressing the shares of Capital Stock registered pursuant to Post-Effective Amendment No. 44.

                                  Sincerely,


                                  DAVIS, GRAHAM & STUBBS LLP